As filed with the Securities and Exchange Commission on June 29, 2001
                                                Registration No.  333-63306

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   AMENDMENT
                                    NO.1 TO

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ______________________

                             IDENTIX INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)

                      Delaware                            94-2842496
           (State or other jurisdiction of             (I.R.S. Employer
            incorporation or organization)            Identification No.)

         100 Cooper Court, Los Gatos, California 95032, (408) 335-1400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MARK S. MOLINA
                 Vice President, General Counsel and Secretary
                             Identix Incorporated
                               100 Cooper Court,
                  Los Gatos, California 95032, (408) 335-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ______________________

                                  Copies to:
                               RICHARD A. PEERS
                                MARINA REMENNIK
                      Heller Ehrman White & McAuliffe LLP
                             275 Middlefield Road
                         Menlo Park, California 94025
                          Telephone:  (650) 324-7000
                          Facsimile:  (650) 324-0638

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
[_]  __________________________________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ______________________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]



                            ______________________

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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
                               Explanatory Note

     The purpose of this Amendment No. 1 to the Registration Statement is to file certain exhibit to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the resale of the shares being registered. All amounts are estimated except the SEC Registration Fee and the Amex listing application fee.

     SEC Registration fee..........  $      4,109
     Amex Listing Application fee..        35,000
     Accounting Fees and Expenses..        10,000
     Legal Fees and Expenses.......        20,000
     Miscellaneous.................           891
      Total........................  $     70,000
                                     ============

Item 15.  Indemnification of Directors and Officers

     Pursuant to the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation provisions regarding the limitation of liability and indemnification of officers and directors of the Registrant. Articles NINTH and TENTH of the Registrant's Certificate of Incorporation provide as follows:

     NINTH.

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of the repeal or modification.

     TENTH.

A.   RIGHT TO INDEMNIFICATION

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before the amendment) against all expenses, liabilities and losses including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. However, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by that person only if that action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The rights set forth in this Article TENTH shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition. However, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be so indemnified.

B.   RIGHT OF CLAIMANT TO BRING SUIT

     If a claim under Paragraph A of this Article TENTH is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. However, the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C.   NON EXCLUSIVITY OF RIGHTS

     The rights conferred on any person by Paragraphs A and B of this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation, by law, agreement, vote of stockholders or of disinterested directors, or otherwise.

D.   EXPENSES AS A WITNESS

     To the extent that any director, officer, employee, or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified and held harmless against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

E.   INDEMNITY AGREEMENTS

     The corporation may enter into agreements with any director, officer, employee or agent of the corporation or any person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law and the corporation's Certificate of Incorporation.

F.   EFFECT OF REPEAL OR MODIFICATION

     Any repeal or modification of this Article TENTH shall not adversely affect any right of indemnification or advancement of expenses of a director or officer, employee or agent of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring before the repeal or modification.

G.   SEPARABILITY

     Each and every paragraph, sentence, term and provision of this Article TENTH is separate and distinct. If any paragraph, sentence, term or provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other such paragraph, sentence, term or provision. To the extent required in order to make any such paragraph, sentence, term or provision of this Article TENTH valid or enforceable, the corporation shall, and the indemnitee or potential indemnitee may, request a court of competent jurisdiction to modify the paragraph, sentence, term or provision in order to preserve its validity and provide the broadest possible indemnification permitted by applicable law.

H.   INSURANCE

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss of the type referred to in this Article TENTH, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

I.   INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

     The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Item 16.  Exhibits

(a)  Exhibits
     --------

       4.1...... Common Stock Purchase Agreement dated December 22, 2000 (1)

       4.2(2)... Share Purchase Agreement dated as of June 11, 2001

       5.1...... Opinion of Heller Ehrman White & McAuliffe

       23.1..... Consent of Heller Ehrman White & McAuliffe (contained in opinion filed as Exhibit 5.1)


       23.2(2).. Consent of Independent Accountants


       24.1(2).. Power of Attorney (see page II-6)

__________________
(1)  Incorporated by reference from the Company's December 31, 2000 Form 10-Q.

(2) Incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-3 (File No. 333-63306) filed on June 19, 2001.


Item 17.  Undertakings

A.        The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to

Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Restated Certificate of Incorporation and Bylaws, and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person for liabilities arising under the Act in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Amendment No. 1 to the Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, California on June 29, 2001.


                              IDENTIX INCORPORATED


                              By: /S/ Mark S. Molina
                                  -------------------
                                  Mark S. Molina
                                  Vice President, General Counsel and Secretary

     Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



      Signature                                Office                             Date
------------------------------------------------------------------------------------------------
         *
______________________    Chairman of the Board and Chief Executive Officer   June 29, 2001
Robert McCashin           (Principal Executive Officer)

         *
______________________    Chief Financial Officer                             June 29, 2001
Erik E. Prusch            (Principal Financial and Accounting Officer)

         *
______________________    President, Director                                 June 29, 2001
James P. Scullion

         *
______________________    Director                                            June 29, 2001
Randall Hawks, Jr.

         *
______________________    Director                                            June 29, 2001
John E. Major

         *
______________________    Director                                            June 29, 2001
Patrick H. Morton

         *
______________________    Director                                            June 29, 2001
Charles W. Richion

         *
______________________    Director                                            June 29, 2001
Fred U. Sutter

         *
______________________    Director                                            June 29, 2001
Larry J. Wells


          *
______________________    Director, President and Chief Executive Officer,      June 29, 2001
Paul J. Bulger            ANADAC, Inc



* By: /s/ Mark S. Molina
      ------------------------
          Mark S. Molina
         Attorney-In-Fact

                               INDEX TO EXHIBITS



Exhibit No.                         Description                             Page
--------------------------------------------------------------------------------


   4.1         Common Stock Purchase Agreement dated December 22, 2000 (1)

   4.2(2)      Share Purchase Agreement dated as of June 11, 2001



   5.1         Opinion of Heller Ehrman White & McAuliffe



  23.1 Consent of Heller Ehrman White & McAuliffe (contained in opinion filed as Exhibit 5.1)


  23.2(2)      Consent of Independent Accountants


  24.1(2)      Power of Attorney (see page II-6)


--------------------------------------------------------------------------------

(1)  Incorporated by reference from the Company's December 31, 2000 Form 10-Q.

(2) Incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-3 (File No. 333-63306) filed on June 19, 2001.